                                                                   EXHIBIT 10.14

                                   Amendment No. 3
                                          To
                             Directors' Stock Option Plan

The Board of Directors if In Focus Systems, Inc. (the "Company") approved the following amendment to the In Focus Systems, Inc. Directors' Stock Option Plan (the "Plan") on July 17, 1998.

     1. The second sentence of Section 4 of the Plan is amended to read as follows:

          "The aggregate number of shares of Common Stock reserved for issuance upon exercise of Options granted under the Plan shall be FOUR HUNDRED THOUSAND (400,000) shares, and Options may be granted under this Plan only with respect to the shares so reserved."

     2. Subsections 5A and 5B of the Plan are amended in their entirety to read as follows:

          "5.  GRANT OF OPTIONS.

          A. AUTOMATIC GRANT OF OPTIONS ON INITIALLY BECOMING AN ELIGIBLE DIRECTOR. Subject to Paragraph 4 and Paragraph 19 herein, each Eligible Director shall automatically be granted an Option on the date he or she initially becomes an Eligible Director (the "Grant Date") to purchase 20,000 shares of Common Stock of the Company. The per share exercise price of each such Option shall be the "fair market value" of a share of Common Stock of the Company on the Grant Date, which shall, for purposes of each Option granted under this paragraph 5A, mean the date on which the individual initially becomes an Eligible Director.

          B. AUTOMATIC GRANT OF OPTIONS ON EACH ANNIVERSARY OF BECOMING AN ELIGIBLE DIRECTOR. Subject to Paragraph 4 and Paragraph 19 herein, each Eligible Director shall automatically be granted an Option on each anniversary of the date he or she initially became an Eligible Director (the "Grant Date") to purchase 10,000 shares of Common Stock of the Company. The per share exercise price of each such Option shall be the "fair market value" of a share of Common Stock of the Company on the Grant Date, which shall, for purposes of each Option granted under this paragraph 5B, mean each respective anniversary of the date the individual initially became an Eligible Director. As to any individual who was an Eligible Director at the time this Plan was initially adopted on August 31, 1992, such anniversary date shall be August 21, 1992."